Distribution Agreement
Calvert Investment Distributors, Inc.

Addendum to Schedule II

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Distribution Fee

Calvert Responsible Index Series, Inc.
Calvert U.S. Large Cap Growth Responsible Index Fund

Class A	Class C	Class Y	Class I
0.25%	0.25%	None	None

Calvert Responsible Index Series, Inc.
Calvert U.S. Large Cap Value Responsible Index Fund

Class A	Class C	Class Y	Class I
0.25%	0.25%	None	None

Schedule III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Service Fee

Calvert Responsible Index Series, Inc.
Calvert U.S. Large Cap Growth Responsible Index Fund

Class A	Class C	Class Y	Class I
0.25%	0.25%	None	None

Calvert Responsible Index Series, Inc.
Calvert U.S. Large Cap Value Responsible Index Fund

Class A	Class C	Class Y	Class I
0.25%	0.25%	None	None

Effective Date: June 19, 2015